Exhibit 99.1

EROLL GROW TECH LTD.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017

EROLL GROW TECH LTD.
CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017

IN U.S. DOLLARS

Kost Forer Gabbay & Kasierer 2 Pal-Yam Blvd. Brosh Bldg. Haifa 3309502, Israel	Tel: +972-4-8654000 Fax: +972-3-5633433 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

EROLL GROW TECH LTD.

We have audited the accompanying consolidated balance sheets of Eroll Grow Tech Ltd. (the "Company") as of September 30, 2017, and 2016, and the related consolidated statements of operation, changes in shareholders' deficiency and cash flows for each of the two years in the period ended September 30, 2017. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2017 and 2016, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 2017, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the consolidated financial statements, the Company has recurring losses from operations and, has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1c. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KOST FORER GABBAY & KASIERER
Haifa, Israel	KOST FORER GABBAY & KASIERER
November 27, 2018	A Member of Ernst & Young Global

EROLL GROW TECH LTD
CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

		September 30,
	Note	2017	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$744	$11
Restricted bank deposit		242	-
Other accounts receivable	3	363	1

Total current assets		1,349	12

Property and equipment, net	4	14	-

Total assets		$1,363	$12

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables	5	$44	$18
Advances from customers		1,263	-
Other accounts payable	6	424	223

Total current liabilities		1,731	241

COMMITMENTS AND CONTINGENT LIABILITIES	7

SHAREHOLDER'S DEFICIENCY	8
Ordinary Shares of NIS 1 par value:
Authorized: 100,000 shares at September 30, 2017 and 2016; Issued and Outstanding: 1,114 and 1,000 shares at September 30, 2017, and 2016, respectively		*	*
Additional Paid in capital		1,298	335
Accumulated deficit		(1,666)	(564)

Total shareholders' deficiency		(368)	(229)

Total liabilities and shareholders' deficiency		$1,363	$12

*) Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD
CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except share and per share data

		Year ended September 30,
	Note	2017	2016
Operating expenses:

Research and development		$532	$139

General and administrative		330	179

Selling and marketing		157	30

Operating loss		1,019	348

Financial expenses, net	11	83	68

Net Loss		$1,102	$416

Basic and diluted net loss per share		$(1,060)	$(416)

Weighted average number of ordinary shares used in computing basic and diluted loss per share		1,039	1,000

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY

U.S. dollars in thousands, except share and per share data

	Ordinary Shares		Additional Paid in capital	Accumulated deficit	Total Shareholders' Deficiency
	Number	Amount

Balance as of September 30, 2015	1,000	*	335	(148)	187

Net Loss	-	-	-	(416)	(416)

Balance as of September 30, 2016	1,000	*	335	(564)	(229)

Net Loss	-	-	-	(1,102)	(1,102)

Issuance of ordinary shares	114	*	963	-	963

Balance as of September 30, 2017	1,114	*	1,298	(1,666)	(368)

*) Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands, except share and per share data

	Year ended September 30,
	2017	2016

Cash flows from operating activities:

Net Loss	(1,102)	(416)

Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	1	-
Changes in assets and liabilities:
Increase (decrease) in other accounts receivable	(60)	202
Increase in advances from customers Payables	961	-
Increase in trade payables	26	10
Increase in other accounts payable	201	207

Net cash provided by operating activities	27	-

Cash flows from investing activities
Purchase of property and equipment	(15)	-
Increase in restricted bank deposit	(242)	-

Net cash used in investing activities	(257)	-

Cash flows from financing activities:
Issuance of ordinary shares	963	-

Net cash provided by financing activities	963	-

Increase in cash and cash equivalents	733	3
Cash and cash equivalents at the beginning of the year	11	8

Cash and cash equivalents at the end of the year	744	11

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Eroll Grow Tech Ltd. (the "Company" or "Eroll") was incorporated pursuant to the laws of the state of Israel on May 18, 2015.

The company has four wholly owned subsidiaries as followings:

Seedo Us Inc (Seedo Inc.) incorporated pursuant to the laws of the state of Colorado U.S in November 2016.

Seedo USA LLC (Seedo USA) incorporated pursuant to the laws of the state of Nevada U.S on March 2017. To this date the subsidiary has no activities.

Urban Auto Grow Inc (UAG) incorporated pursuant to the laws of the state of Nevada U.S on January 2017. To this date the subsidiary has no activities.

E.L Urban Auto Grow ltd (Urban) incorporated pursuant to the laws of the state of Cyprus on December 2017. To this date the subsidiary has no activities.

b.	The Company and its subsidiaries (the "Group") operate in the field of development, and distribution of home growing automated machines for variety of herbs and vegetables worldwide.

c.
As reflected in the accompanying audited consolidated financial statements, the Company has not generated revenues since inception. The Company has an accumulated deficit in the total amount of $ 1,666 as of September 30, 2017, and further losses are anticipated in the development of its business. Those factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

The Company intends to finance operating costs with existing cash, reducing operating spend and issuances of equity and debt securities, the Company will need to seek additional sources of financing.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business.

The consolidated financial statements for the year ended September 30, 2017, do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with U.S Generally Accepted Accounting Principles in the United States of America ("GAAP").

a.	Use of estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The costs of the Company are denominated in United States dollars (“dollars”). Some of the Company’s and its subsidiaries’ revenues and costs are incurred in New Israeli Shekels (“NIS”), however, the selling prices are linked to the Company’s price list which is determined in dollars, the budget is managed in dollars, financing activities including loans and cash investments, are made in U.S. dollars and the Company’s management believes that the dollar is the primary currency of the economic environment in which the Company and each of its subsidiaries operate. Thus, the dollar is the Company’s and its subsidiaries’ functional and reporting currency.

Accordingly, transactions denominated in currencies other than the functional currency are re-measured to the functional currency in accordance with Accounting Standards Codification (“ASC”) No. 830, “Foreign Currency Matters” at the exchange rate at the date of the transaction or the average exchange rate in the relevant reporting period. At the end of each reporting period, financial assets and liabilities are re-measured to the functional currency using exchange rates in effect at the balance sheet date. Non-financial assets and liabilities are re-measured at historical exchange rates. Gains and losses related to re-measurement are recorded as financial income (expense) in the consolidated statements of operations as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the financial statements of the Company and its subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash and cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Restricted bank deposit:

Restricted bank deposit includes a deposit with maturities of more than three months and up to one year. The restricted bank deposit is presented at its cost, including accrued interest and is composed of guarantees in respect of the Company's credit card and manufacturing commitments.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%

Computers and peripheral equipment	33
Office furniture and equipment	10

g.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. Recoverability of assets (or asset group) to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years ended September 30, 2017, and  2016, no impairment losses have been recorded.

h.	Concentration of credit risks:

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and restricted bank deposit. Cash and cash equivalents and restricted bank deposit are invested in major banks in Israel and the United States. Such funds in the Israel may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company and its subsidiary' cash and cash equivalents have high credit ratings.

The Company, have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

i.	Research and development expenses:

Research and development costs are charged to the consolidated statement of operations as incurred.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Severance pay:

The Company's liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 ("Section 14"), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee's name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the consolidated balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

k.	Advances from customers

Advances from customers include primarily unearned amounts received in respect of sale and service contracts, but not yet recognized as revenues and therefore are classified as a liability.

l.	Income Tax

The Company account for income taxes in accordance with ASC 740, "Income Taxes" which prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it not is more likely than not that a portion or all of the deferred tax assets will be realized.

Based on ASC 740, a two-step approach is used to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of September 30, 2017, and 2016, no liability for unrecognized tax positions has been recorded.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Basic and diluted net loss per share:

Basic net loss per share is computed by dividing the net loss by the weighted-average number    of shares of ordinary shares outstanding during the period.

Diluted net loss per share is computed by giving effect to all potential shares of ordinary shares, to the extent dilutive, all in accordance with ASC No. 260, “Earning Per Share”.

n.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 "Contingencies". A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of September 30, 2017 and 2016, the Company is not a party to any litigation that could have a material adverse effect on the Company's business, financial position, results of operations or cash flows (see Note 7). Legal costs incurred in connection with loss contingencies are expensed as incurred.

o.	Recent accounting pronouncements:

Revenue Recognition. In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09, "Revenue from Contracts with customers"' new guidance that affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The new guidance will supersede the revenue recognition requirements in the current revenue recognition guidance, and most industry- specific guidance. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement in this update. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the FASB defines a five-step process which includes the following: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The guidance permits two methods of adoption: the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Recent accounting pronouncements (Cont):

Retrospective transition method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application.

ASU 2014-09, as amended, is effective for annual reporting periods beginning after December 15, 2017. Since the Company's inception until September 30, 2017 the Company did not recognize any revenues, the Company will evaluate the impact of this ASU on its consolidated financial statements and related disclosures.

Leases. In February 2016, the FASB issued ASU 2016-02, “Leases”, on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, "Leases". The guidance is effective for the interim and annual periods beginning on or after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the potential effect of the guidance on its consolidated financial statements.

Recently Adopted Guidance

ASU 2014-15 - Presentation of Financial Statements - Going Concern, Disclosure of Uncertainties about an entity's ability to continue as a Going Concern:

In August 2014, the FASB issued ASU 2014-15, which establishes management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and, if so, to provide related footnote disclosure. ASU 2014-15 provides a definition of the term "substantial doubt" and requires an assessment for a period of one year after the date that the financial statements are issued or available to be issued. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The guidance is effective for the annual periods ending after December 15, 2016, and interim periods thereafter with early adoption permitted.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE

	September 30,
	2017	2016

Government authorities	$31	$1
Prepaid expenses	8	-
Financial institutes	302
Other	22	-

	$363	$1

NOTE 4:-         PROPERTY AND EQUIPMENT, NET

	September 30,
	2017	2016
Cost:
Computers and peripheral equipment	$13	$-
Office furniture and equipment	2

	15	-

Accumulated depreciation:	1	-

Property and equipment, net	$14	$-

Depreciation expenses for the year ended September 30, 2017, amounted to $1 thousands.

NOTE 5:-	TRADE PAYABLES

	September 30,
	2017	2016

Open accounts	$25	$18
Notes payable	19	-

	$44	$18

NOTE 6:-         OTHER ACCOUNTS PAYABLE

	September 30,
	2017	2016

Employees and payroll accruals	$381	$166
Government authorities	11	1
Other payables	32	56

	$424	$223

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-         RELATED PARTY

As of September 30, 2017 and September 30, 2016 the Company recorded a provision in the amount of $340 and $160 respectively, that classified in other accounts payable, and recorded expenses in the amount of $180 and $160 respectively, that classified in general and administrative expenses, to a related party for management services.

NOTE 8:-	COMMITMENTS AND CONTINGENT LIABILITIES

In September 2017 the Company entered into a vehicle operating lease agreement for a period of 32 months. The future minimum lease fees payable for the above agreement as of September 30, 2017, are as following:

2018	34
2019	34
2020	18

86

NOTE 9:-	SHAREHOLDERS' DEFICIENCY

a.	As of September 30, 2017 and 2016, the Company's share capital is composed as follows:

	September 30, 2017		September 30, 2016
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of NIS 1 par value each	100,000	1,114	100,000	1,000

Each Ordinary share is entitled to receive dividend, participate in the distribution of the Company's net assets upon liquidation and to receive notices of participate and vote (at one vote per share) at the general meetings of the Company on any matter upon which the general meeting is authorized.

b.	Issuance of shares:

1.	During April, 2017, the Company issued 75 ordinary shares to new and existing investors, of NIS 1 par value per share each for a total amount of $450.

2.	During July, 2017, the Company issued 39 ordinary shares to new and existing investors, of NIS 1 par value per share each for a total amount of $513.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	TAXES ON INCOME

The Company’s subsidiaries are separately taxed under the domestic tax laws of the jurisdiction of incorporation of each entity.

a.	Corporate tax rates in Israel:

Presented hereunder are the tax rates relevant to the Company in the years 2015-2017:

The Israeli statutory corporate tax rate and real capital gains were 24% in 2017, 25% in 2016 and 26.5% in 2015.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which reduces the corporate income tax rate to 24% effective from January 1, 2017 and to 23% effective from January 1, 2018.

b.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	September 30,
	2017	2016

Deferred tax assets:
Carry forward tax losses	$145	$130

Net deferred tax asset before valuation allowance	145	130
Valuation allowance	(145)	(130)

Net deferred tax asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at September 30, 2017 and 2016.

c.	Net operating carry-forward losses for tax purposes:

As of September 30, 2017, the carry-forward losses amounting to approximately $628, which can be carried forward for an indefinite period.

d.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is due to the deferred research and development expenses.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-      FINANCIAL EXPENSES, NET

	Year ended September 30,
	2017	2016

Bank commissions	5	1
Foreign currency transactions and other	48	67
Exchange fees	30	-

	83	68

NOTE 12:-      SUBSEQUENT EVENT

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. For its consolidated financial statements as of September 30, 2017, the Company evaluated subsequent events through November 27, 2018, the date that the consolidated financial statements were issued. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure.

a.	During November 2017, the Company issued 18 ordinary shares to new and existing investors, of NIS 1 par value per share each for a total amount of $237.

b.
During June 2018 the Company entered into a Convertible Loan Agreement (the “Agreement”) with a third party (the “Lenders”), in a total amount of $500 (the “Convertible Loan”). The Convertible Loan bears interest at a monthly rate of 2%, for a year. In future event when the company will merge with public company the lender has the right to convert the Loan and Interest to the public company shares, at a price per share equals to the lower of (1) a valuation of the company of $15,000, or (2) the fair market value of the company as shall be evaluated as of the company's first raising via equity issuance. If the future event does not occur the company shall pay the loan and interest within one year from the closing date.

c.
During July 2018, the Company entered into a Convertible Loan Agreement (the “Agreement”) with a third party (the “Lenders”), in a total amount of $250 (the “Convertible Loan”). The Convertible Loan bears interest at a monthly rate of 2%, for a year. In future event when the company will merge with public company the lender has the right to convert the Loan and Interest to the public company shares, at a price per share equals to the lower of (1) a valuation of the company of $25,000, or (2) the fair market value of the company as shall be evaluated as of the company's first raising via equity issuance. If the future event does not occur the company shall pay the loan and interest within one year from the closing date.

d.	During August 2018, the Company issued an additional 5 ordinary shares to one of its employees as part of employment termination agreement.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12:-      SUBSEQUENT EVENT (Cont.)

e.
On August 2, 2018 the Company received a loan in the amount of $100 with interest rate of 2% per month, the loan shall be paid on September 20, 2018, in case the Company mergers into a traded company in the OTC the lender in eligible to receive 99,338 from the public company (based on a company's value of $15,100), accordingly since the merger occurred during September the lender received 99,338 shares as a repayment of the loan.

f.
During August 2018, the Company entered into a strategic business planning consulting agreement, the agreement period is for six months, the consultant shall be paid via one of two options, at the Consultant's sole preference, either $25 or 25,000 shares of the OTC traded entity.

g.
During August, 2018, the Company entered into a convertible loan agreement with Cannabics Pharmaceuticals Inc. (The "Investor"), the Investor is willing to make available to the Company (i) an Initial loan, (ii) a Second Investment and (iii) a Second Loan.

(i)	According to the Initial loan The Investor agrees to lend to the Company $500, the bears no interest for a time period of ninety days.

Automatic Conversion. In the event that within 3 months of the Loan Closing, the Company’s shares are listed for public trading on an inter-dealer quotation system, such as The OTC Markets, (the “Conversion Trigger Event”). Then the Investment Amount shall be automatically converted into such number of fully-paid and non-assessable ordinary shares of the Company representing 7.5% of the outstanding shares on a fully-diluted basis of the Company at the time of conversion (the “Automatic Conversion”).

(ii)
Second Investment., the Investor shall invest an additional $500 in the Company (the “Second Investment”), subject to delivery of a minimum of 96 units to the customers of the Company's units and in consideration for the Second Investment, the Company shall issue to the Investor such number of fully-paid and non-assessable ordinary shares of the Company representing an additional 7.5% of the outstanding shares on a fully-diluted basis of the Company at the time of conversion, such that following the Second Investment, the Investor shall hold 15% of the outstanding shares on a fully-diluted basis of the Company.

(iii)
Thirty days from the second investment and event of the occurrence of a Conversion Trigger Event, the Investor shall lend to the Company an additional $1,000, subject to the terms and conditions of this Agreement (the “Second Loan”) the bears no interest for the time of none year.

At any time prior to the Second Loan Due Date the Investor shall have the option to convert the Second Loan into such number of fully-paid and non-assessable ordinary shares of the Company representing 5% of the outstanding shares on a fully-diluted basis of the Company at the time of such conversion.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12:-      SUBSEQUENT EVENT (Cont.)

During September 2018, the Company signed an amendment to this agreement accordingly:

1)	the Investor received 10% of the OTC company shares for the $1,000 financing (Initial Loan, Second Investment) instead of 15%.

2)	For the Second loan the Investor will be entitled to receive 5% of the Company ordinary shares upon money transfer and will be entitled to receive additional 5% upon conversion.

Subsequent to the signed agreement the Company had received a total amount of $1,300 from Cannabics Pharmaceuticals Inc.

Warrants:

The Investor shall issue to the Company one million warrants at a fixed price of $2 per share, of the Investor's shares, for a period of 12 months.

Royalties:

The Company shall pay the Investor royalties in an amount equal to a percentage of the Company’s revenues starting of Jan 2019 sales as follows:

(a)          Until the conversion or repayment of the Second Loan, an amount equal to 2.5% of revenues

(b)          Following the conversion or repayment of the Second Loan, an amount equal to 5% of revenues.

In the event the Second Loan is repaid, the aggregate royalties to be paid by the Company hereunder will be capped at max $4,000.  In the event the Second Loan is converted into shares, the aggregate royalties to be paid hereunder will be capped at max $8,000.

h.
During September 2018 the Company entered into a promissory note agreement with the Cannabics Pharmaceuticals Inc. in the amount of $350 that shall have no defined term and bears no interest. The loan proceeds are specifically marked for acquisition of suitable US public Company. Accordingly during September 2018, the Cannabics Pharmaceuticals Inc. received 3.6% of the public company that Eroll merged into.

i.
During September 2018, the Company received a loan from third party ("The Lender") in the amount of $250 that bears 2% monthly interest rate, the Company has two options for the repayment of the loan, 1) the Company repays the loan alongside with the interest in one payment after 30 days, 2) the Company can convert the loan and the interest to shares of any future traded entity that the Company plans to merge into in the amount of 250,000 shares in exchange for 1 per share (Based on a Company's valuation of $15,000). During September the loan was converted to 250,000 shares of the OTC traded Company.

EROLL GROW TECH LTD
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12:-      SUBSEQUENT EVENT (Cont.)

j.
On September 14, 2018, the Company entered into a Merger Agreement (the "Merger Agreement") with GRCR Partners Inc. ("GRCR"), a company traded in the OTC. According to the Merger Agreement, the Company shall be the surviving entity upon the merger and shall become a wholly owned subsidiary of GRCR Partners Inc. The shareholders of the Company shall receive in consideration for their shares in the Company 87.4% of GRCR Partners Inc.  Share capital, in a ratio of 1:2249

The Merger was accounted for as a reverse recapitalization, according to ASC 805, "Business Combinations". Under reverse capitalization accounting, the Company is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of GRCR. Assets acquired and liabilities assumed are reported at their historical amounts.

As a result of the merger the GRCR Partners Inc. name was changed to Seedo Corp.